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                                                                     EXHIBIT 5.1


                              TROUTMAN SANDERS LLP
                          NationsBank Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216



                                 April 12, 1999



CompuCredit Corporation
Two Ravinia Drive
Suite 1750
Atlanta, Georgia  30346

         RE:      Registration Statement on Form S-1, File No. 333-69879

Gentlemen:

         We have acted as counsel to CompuCredit Corporation, a Georgia corporation (the "Company"), in connection with the proposed public offering and sale by the Company of certain shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and PaineWebber Incorporated, Bear, Stearns & Co. Inc., and NationsBanc Montgomery Securities LLC (the "Underwriters").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion by this reference.

         In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the registration statement on Form S-1, as amended through the date hereof (the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission relating to the registration of the Shares pursuant to the Act, the form of Common Stock certificate, the Amended Articles of Incorporation and Bylaws of the Company as in effect on the date hereof and the forms of the


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Company's Amended and Restated Articles of Incorporation and Bylaws filed as
Exhibits 3.1 and 3.2 to the Registration Statement which will become effective concurrently with the closing of the transactions contemplated by the Underwriting Agreement, the draft form of Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement, and such corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company as we have deemed necessary for purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of such examination, it is our opinion that, subject to
(i) the Underwriting Agreement and related Price Determination Agreement (as defined in the Underwriting Agreement) being duly authorized, executed and delivered by the proper parties in substantially the form thereof filed as an exhibit to the Registration Statement, (ii) the filing and effectiveness of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia, (iii) the Shares being sold for value as contemplated by the terms of the Underwriting Agreement, (iv) compliance with the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended; and (v) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Shares will be, when certificates therefor have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, duly and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in said Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                              Very truly yours,

                                              TROUTMAN SANDERS LLP

                                              /s/  TROUTMAN SANDERS LLP


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